UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 1, 2020

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Executive Stock Ownership Guidelines

Effective October 1, 2020, the board of directors of Iteris, Inc. (the “Company”) adopted stock ownership guidelines for the Company’s non-employee directors and executive officers. These guidelines replace the stock ownership guidelines previously adopted by the Company’s board of directors in February 2016 that applied only to non-employee directors.

Under the new stock ownership guidelines, non-employee members of the board are required to own shares of Company common stock having a value equal to or greater than three times their annual cash board retainer. The Company’s Chief Executive Officer is required to own shares of Company common stock having a value equal to or greater than three times his annual base salary. The Company’s other executive officers are required to own shares of Company common stock having a value equal to or greater than his or her annual base salary. All Company shares held by the director or executive officer, his or her related trusts and immediate family members, shares underlying restricted stock units or performance stock units, and 50% of the in-the-money value of vested stock options shall be included in the calculations.

These new guidelines are expected to be achieved within five years of implementation date (or, for non-employee directors, if earlier, the date the director would have been required to comply with the prior stock ownership guidelines).

Deferred Compensation Plan

Effective October 1, 2020, the Company adopted the Iteris, Inc. Deferred Compensation Plan (the “Plan”). The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan consists of two plans, one that is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and one for the benefit of non-employee members of our board of directors. The Plan is intended to help build a supplemental source of savings and retirement income through pre-tax deferrals of eligible compensation, which may include base salary, annual cash bonus awards, director fees and equity awards and/or any other payments designated as eligible for deferral under the Plan from time to time.

Key employees, including our executive officers, and our non-employee directors who are notified regarding their eligibility to participate and delivered the Plan enrollment materials are eligible to participate in the Plan. Under the Plan, we will provide participants with the opportunity to make annual elections to defer a specified percentage of their eligible cash compensation and equity awards. A participant is always 100% vested in his or her own elective cash deferrals and any earnings thereon. Elective deferrals of equity awards are credited to a bookkeeping account established in the name of the participant with respect to an equivalent number of shares of our common stock, and such credited shares are subject to the same vesting conditions as are applicable to the equity award subject to the election.

Elective deferrals of cash compensation are credited to a bookkeeping account established in the name of the participant. At the time of deferral, with respect to the allocation of the cash compensation deferral amounts credited to their bookkeeping accounts, participants may select from a range of investment alternatives that mirror the gains and/or losses of several different investment funds. However, deferrals of equity awards under the Plan are deemed rights to receive an issuance of our common stock and may not be deemed allocated to any investment fund.

Under the Plan, we will be obligated to deliver on a future date deferred cash compensation credited to the participant’s account, adjusted for any positive or negative investment results from the investment alternatives selected by the participant under the Plan, or with respect to deferrals of equity awards, an issuance of shares of our common stock. These obligations are unfunded, unsecured general obligations of the Company and rank in parity with other unsecured and unsubordinated indebtedness of us, subject to the claims of our general creditors. A participant’s rights under the Plan are not transferable except upon death of the participant.

With respect to the portion of the bookkeeping account allocated to an investment fund, each account will be payable in cash. The portion of the bookkeeping account allocated to deferrals of equity awards will be payable in an issuance of shares of our common stock.

Payments will be distributed in connection with either the participant’s separation of service or a selected specified distribution date or dates, depending upon the distribution election made by the participant at the time of deferral. However, if a participant’s service with us terminates prior to the selected specified distribution date or dates, payment will instead be made or commence in connection with such separation from service. If a participant’s service terminates with us due to death, all of a participant’s accounts will become immediately payable in a single lump sum. In addition, participants may be entitled to receive payments through certain unforeseeable emergency withdrawals. Payments scheduled to be made under the Plan may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Code.

A committee appointed by our board of directors administers the Plan. We can amend or terminate the Plan at any time, but no such action shall unilaterally reduce a participant’s account balance without his or her consent prior to the date of such action. However, we may adopt any amendments to the Plan that we deem necessary or appropriate to preserve the intended tax treatment of the Plan benefits or to otherwise comply with the requirements of Section 409A of the Code and related guidance.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2020, and is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2020
ITERIS, INC.

	By:	/s/ Joe Bergera
Joe Bergera
Chief Executive Officer